UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2010

Geo Point Technologies, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-53182	11-3797590
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1306 East Edinger Avenue, Unit C
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(714) 665-8777

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 29, 2010, William Lachmar resigned as the President, Chief Executive Officer, and Chief Financial Officer of Geo Point Technologies, Inc.  Mr. Lachmar will remain as a director and focus on the Company’s environmental remediation activities in his new capacity as Geo Point’s Manager of Environmental Remediation.

On the same date, Geo Point’s board of directors appointed Jeffrey T. Jensen, 30, as President and Chief Executive Officer of the Company.  Mr. Jensen has been a director of the Company and its Secretary and Treasurer since August 2007.  Mr. Jensen also serves as president and owner of the Jensen Consulting Group, a business consulting firm that helps start-up companies perform financial analysis, forecast cash flow needs, and draft plans and approaches to secure investment capital.  In 2003, he founded Pacific Industrial Contractor Screening, a proprietary online clearinghouse that assists petrochemical companies prequalify contractors, and served as its Chief Information Officer from 2003 to 2007.  Mr. Jensen earned an M.B.A. from Brigham Young University in 2006 and a B.S. in Electrical and Computer Engineering, magna cum laude, from Brigham Young University in 2003.

Mr. Jensen has agreed to serve without compensation until the Company’s financial position enables it to enter into a compensation agreement with him.

On March 29, 2010, the board of directors appointed Jeffrey Brimhall, 29, to the board of directors and to serve as the Company’s Chief Financial Officer, Secretary, and Treasurer.  Mr. Brimhall has several years of accounting and financial reporting experience.  He is currently a Financial Reporting Analyst with Resolute Energy Corp. and was previously an audit supervisor and audit associate with Hein & Associates LLP and Grant Thornton LLP, respectively.  Mr. Brimhall earned his B.S. in Accounting from Brigham Young University in 2005 and is a Certified Public Accountant licensed in the state of Colorado.

Mr. Brimhall has agreed to serve without compensation until the Company’s financial position enables it to enter into a compensation agreement with him.

Also on March 29, 2009, Clarence O. Durham resigned as a director.  Mr. Durham’s resignation was not the result of any disagreement between Mr. Durham and Geo Point on any matter relating to Geo Point’s operations, policies, or practices.  Mr. Durham had served as a director since the Company’s incorporation and is now retiring.

EXPLANATORY NOTE

The information in this report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On April 1, 2010, Geo Point Technologies, Inc., issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Press release dated April 1, 2010	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEO POINT TECHNOLOGIES, INC.
Registrant

Date: April 2, 2010	By:	/s/ Jeffrey T. Jensen
Jeffrey T. Jensen
President and Chief Executive Officer